Exhibit 10.27

IPT BTC I GP LLC

518 17th Street, Suite 1700

Denver, CO 80202

VIA EMAIL

Fully Executed January 12, 2021

To be Effective as of December 22, 2020

QuadReal Property Group Limited Partnership 666 Burrard Street, Suite 800 Vancouver, British Columbia Canada V6C 2X8 Attn: President, International Real Estate E-mail: jonathan.phillips@quadreal.com

QuadReal Property Group Limited Partnership

666 Burrard Street, Suite 800

Vancouver, British Columbia Canada V6C 2X8

Attn: Chief Legal Officer and Corporate Secretary

E-mail: chief.legal.officer@quadreal.com

RE: Build-To-Core Industrial Partnership I LP (the “Partnership”): Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 31, 2016 (the “Original Partnership Agreement”), as amended by that certain First Amendment to the Agreement of Limited Partnership dated as of July 15, 2020 (the “First Amendment”, and together with the Original Partnership Agreement, the “Partnership Agreement”)

Gentlemen:

In connection with the occurrence of the Calculation Date and determination of the Carried Interest Amounts, in lieu of the Partnership fully redeeming the Special Limited Partner on the Redemption Closing Date pursuant to Section 5.3(b) of the Partnership Agreement, the Special Limited Partner desires to continue as Special Limited Partner with respect to a portion of its Interest, and the Partners hereby agree to the following terms in connection therewith. This letter is intended to serve as a Second Amendment to the Partnership Agreement. The capitalized terms used in this letter and not defined herein shall have the meanings ascribed to them in the Partnership Agreement.

1.	Conforming Amendment. All references in the Partnership Agreement to the “BCIMC Limited Partner” are hereby deleted in their entirety and replaced with “QuadReal Limited Partner.”

2.	Capital Contribution in Lieu of Redemption. Notwithstanding anything in the Partnership Agreement to the contrary, on the Redemption Closing Date, the Special Limited Partner is electing to treat a portion of the proceeds that would otherwise be paid to the Special Limited Partner as the Redemption Price as a Capital Contribution by the Special Limited Partner, and in connection with such election and Capital Contribution, the Special Limited Partner’s Percentage Interest shall be adjusted in accordance with Section 4.2(a) on the Redemption Closing Date, which adjustment shall be treated as a tentative Code Section 704(b) book-up adjustment event. Following the Redemption Closing Date, the Percentage Interests of the Partners shall be: 8.86557% with respect to IPT BTC I GP LLC; 17.91261% with respect to IPT BTC I LP LLC; 72.01050% with respect to QR Master Holdings USA II LP, and 1.21132% with respect to the Special Limited Partner.

3.	Distributions. From and after the Redemption Closing Date, the Special Limited Partner shall participate pro rata (based on its Percentage Interest) in distributions of Cash Available for

Distribution pursuant to Section 5.2 of the Partnership Agreement and liquidation of assets pursuant to Section 10.2 of the Partnership Agreement.

4.	Liquidity Rights.

a.	Notwithstanding anything in the Partnership Agreement to the contrary, the Partners hereby agree that the IPT Limited Partner shall be deemed to include the Special Limited Partner for the purposes of the following provisions of the LPA: Section 8.1(c) (Rights of First Opportunity); Section 8.1(d) (Tag Along Right); and Article 9 (Buy-Sell and Forced Sale).

b.	On at least fifteen (15) days prior written notice (such notice, an “SLP Redemption Notice”), (i) the Special Limited Partner may require the Partnership to redeem all of its Interest, or (ii) the QuadReal Limited Partner may cause the Partnership to redeem all of the Special Limited Partner’s Interest, in each case, with the redemption price for such Interest determined by the Special Limited Partner’s pro rata share (based on Percentage Interest) of the fair market value of the Portfolio, as agreed between the QuadReal Limited Partner, on behalf of the Partnership, and the Special Limited Partner; provided from the date hereof until March 31, 2021, the Partners hereby agree that, based on the recently conducted appraisal of the Portfolio, the redemption price of the Special Limited Partner’s Interest shall be $16,000,000, and after March 31, 2021 if the QuadReal Limited Partner and the Special Limited Partner are unable to agree to the fair market value of the Portfolio by the date that is thirty (30) days after the date of the SLP Redemption Notice, then for the purposes of determining the redemption price, the fair market value of the Portfolio shall equal the last appraised value of the Portfolio plus the capital contributions funded to the Investments since each appraisal was finalized and adjusted to reflect any applicable distributions in connection with any capital transactions. The Partners hereby agree that the closing procedures in Section 5.3(b) of the Partnership Agreement shall be used in connection with the closing of the redemption of the Special Limited Partner’s Interest as contemplated hereby.

5.	Miscellaneous. The Partnership Agreement, as amended by this letter agreement, constitutes the entire agreement between the Partners and supersedes any prior agreements or understandings between them with respect to the subject matter thereof. Except as expressly amended hereby, the Partnership Agreement shall remain in full force and effect. Every provision of this letter agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this letter agreement. This letter agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This letter agreement may be delivered by one or more parties by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. Each Partner, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this letter agreement. Notwithstanding the place where this letter agreement may be executed by any of the parties hereto, this letter agreement, the rights and obligations of the parties hereto, and any claims and disputes relating thereto shall be subjected to and governed by the Act and the other laws of the State of Delaware as applied to agreements among Delaware residents to be entered into and performed entirely within the State of Delaware, and such laws shall govern all aspects of this letter agreement, including, without limitation, the limited partnership aspects of this letter agreement.

[SIGNATURE PAGE FOLLOWS]

Please indicate your agreement to the foregoing by executing in the space provided below.

Sincerely,

IPT BTC I GP LLC, a Delaware limited liability company

By:  IPT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: BCI IV Portfolio Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: BCI IV Operating Partnership LP, a Delaware limited partnership, its sole member

By: Black Creek Industrial REIT IV Inc., a Maryland corporation, its general partner

By:     /s/ SCOTT SEAGER

Name:  Scott Seager

Title:  Chief Financial Officer

ACCEPTED AND AGREED AS OF THE DATE FIRST SET FORTH ABOVE:

QR USA GP Inc., its general partner /s/ JONATHAN DUBOIS-PHILLIPS Jonathan Dubois-Phillips Authorized Signatory

QUADREAL LIMITED PARTNER

QR Master Holdings USA II LP, a Manitoba limited partnership

By:

QR USA GP Inc., its general partner

By:/s/ JONATHAN DUBOIS-PHILLIPS

Name: Jonathan Dubois-Phillips

Title: Authorized Signatory

/s/ JONATHAN DUBOIS-PHILLIPS Jonathan Dubois-Phillips Authorized Signatory

ALSO ACCEPTED AND AGREED AS OF THE DATE FIRST SET FORTH ABOVE:

BCI IV LIMITED PARTNER

IPT BTC I LP LLC, a Delaware limited liability Company

By:

IPT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By:

BCI IV Portfolio Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By:

BCI IV Operating Partnership LP, a Delaware limited partnership, its sole member

By: BCI IV Industrial REIT IV Inc., a Maryland Corporation, its general partner

By:/s/ SCOTT SEAGER

Name: Scott Seager

Title: Chief Financial Officer

ALSO ACCEPTED AND AGREED AS OF THE DATE FIRST SET FORTH ABOVE:

SPECIAL LIMITED PARTNER

Industrial Property Advisors Sub I LLC, a Delaware limited liability company

By:

Industrial Property Advisors LLC, a Delaware limited liability company, its sole member

By:

Industrial Property Advisors Group LLC, a Delaware limited liability company, its sole member

By:	/s/ EVAN H. ZUCKER
Name: Evan H. Zucker
Title: Manager